Exhibit 10.1

CONFIDENTIAL TREATMENT

COY-10-PC/F269-1

S10/1-140791381

200311994M

4 March 2011

Ms. Grace Yow

Managing Director and Vice President

FLUIDIGM SINGAPORE PTE. LTD.

Block 1026, #07-3532

Tai Seng Avenue

Singapore 534413

Dear Ms. Yow,

APPLICATION FOR PIONEER INCENTIVE - MANUFACTURING

1. Please refer to your application for a Pioneer Incentive - Manufacturing dated 4 August 2009 and any subsequent revisions.

2. We are pleased to inform you that the Minister has agreed to grant a [†]-year Pioneer Incentive - Manufacturing, to your Singapore Company, FLUIDIGM SINGAPORE PTE. LTD., subject to the following terms and conditions:

(a)	The Production Day shall be 1 January 2010.

(b)	To qualify for the first incentive tranche of [†] years of Pioneer Incentive - Manufacturing, your Singapore Company shall, by the end of Year [†] (31 Dec [†]) meet and maintain until end of incentive period the following:

(i)	Invest and maintain at least an additional S$[†] million in fixed asset investment (including machinery, leasehold improvements and building, but excluding land), making it a cumulative FAI of at least S$[†] million;

(ii)	Incur and maintain an annual Total Business Spending of at least S$[†] million;

(iii)	Employ and maintain a total headcount of at least [†] staff directly and indirectly involved in the manufacturing operations (of which at least [†]% are skilled and above); and

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(iv)	Transfer and manufacture the following product types in Singapore:

•	At least [†] Consumable Product Types

•	At least [†] Instrument Product Types

(c)	To qualify for an additional [†] years of the Pioneer Incentive - Manufacturing, making it a total of [†] years, your Singapore Company shall, by the end of Year [†] (31 Dec [†]) meet and maintain until end of incentive period the following:

(i)	Invest and maintain at least an additional S$[†] million in fixed asset investment (including machinery, leasehold improvements and building, but excluding land), making it a cumulative FAI of at least S$[†] million;

(ii)	Incur and maintain an annual Total Business Spending of at least S$[†] million;

(iii)	Employ and maintain a total headcount of at least [†] staff directly and indirectly involved in the manufacturing operations (of which at least [†]% are skilled and above); and

(iv)	Transfer and manufacture the following product types in Singapore:

•	At least [†] Consumable Product Types

•	At least [†] Instrument Product Types

(d)	To qualify for an additional [†] years of the Pioneer Incentive - Manufacturing, making it a total of [†] years, the Singapore Company shall, by the end of Year [†] (31 Dec [†]) meet and maintain until end of incentive period the following:

(i)	Invest and maintain at least an additional S$[†] million in fixed asset investment (including machinery, leasehold improvements and building, but excluding land), making it a cumulative FAI of at least S$[†] million;

(ii)	Incur and maintain an annual Total Business Spending of at least S$[†] million;

(iii)	Employ and maintain a total headcount of at least [†] staff directly and indirectly involved in the manufacturing operations (of which at least [†]% are skilled and above); and

(iv)	Transfer and manufacture the following product types in Singapore:

•	At least [†] Consumable Product Types

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•	At least [†] Instrument Product Types

(e)	Your Singapore Company shall implement its proposed project as stated in its application dated 4 August 2009 and any subsequent revisions.

(f)	All other standard conditions as stated in Annex 1.

3. The granting of the Pioneer Incentive - Manufacturing to your Singapore Company is subject to the provisions of Part II of the Economic Expansion Incentives (Relief from Income Tax) Act, Chapter 86. The income and expenses of the pioneer project period prior to the Production Day shall be computed in accordance with the provisions of the income Tax Act, except that depreciation based on accepted accounting standards instead of capital/industrial building allowances will be allowed as an expense. The first $[†] of the pre-production profit computed in the said manner during the entire pre-production period shall be disregarded, i.e. not brought to tax. Any excess over $[†] shall be subject to tax at the normal corporate tax rate, in the basis period corresponding to the day before the Production Day. Any loss during the pre-production period shall be disregarded. Fixed assets acquired by the company before Production Day shall be deemed to be acquired on Production Day. The company is not eligible to claim capital/industrial building allowances during the pre-production period against any pre-production profit brought to tax.

4. We shall be grateful if you can confirm as soon as possible, and within the validity period of this offer which shall be two months from the date of this letter, whether you are prepared to accept the Pioneer Incentive - Manufacturing with the conditions stipulated above. The incentive shall be valid only upon full acceptance of the above terms and conditions.

5. If you have any queries, please contact Nigel CHEONG at Tel: +65 6832 6804.

Yours sincerely,

/s/ Beh Kian Teik
BEH KIAN TEIK
DIRECTOR
BIOMEDICAL SCIENCES

enc

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COY-10-PC/F269-1

S10/1-140791381

200311994M

Chairman

Economic Development Board

250 North Bridge Road

#28-00 Raffles City Tower

Singapore 179101

Attention : MR BEH KIAN TEIK

ACCEPTANCE OF PIONEER INCENTIVE - MANUFACTURING

1. We refer to your letter of offer dated 4 March 2011 of COY-10-PC/F269-1.

2. We confirm that our Company will be implementing the proposed project as stated in our application to EDB dated 4 August 2009 and that we accept the offer of the Pioneer Incentive - Manufacturing in full, with the terms and conditions as stipulated in the above mentioned letter of offer.

Signature	:	/s/ Grace Yow
Ms. Grace Yow, Managing Director and Vice President

Date	:	25 April 2011

CC: Nigel CHEONG/BMS

*	Please detach and return ONLY this letter of acceptance after it has been endorsed.

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Annex 1

STANDARD CONDITIONS FOR PIONEER INCENTIVE - MANUFACTURING

1.	During its tax relief period, if the Company carries on any non-qualifying activities, separate accounts shall be maintained in respect of that non-qualifying trade or business, and in respect of the same accounting period, to the satisfaction of the Comptroller of Income Tax.

2.	Cumulative fixed asset investment refers to investments (at cost) as at the end of the year. It should take into account addition and disposal of assets over the year. Additional fixed asset investment refers to investments (at cost) made during the year. It should take into account only addition of assets over the year.

AND

Total business spending is defined as production/operating costs less cost of raw materials, work subcontracted out to overseas parties, and royalties and knowhow fees paid to overseas parties.

3.	Professionals and technicians refer to personnel that possess at least the equivalent of a university degree or polytechnic diploma, respectively, in educational qualifications.

4.	The Company shall maintain the conditions prescribed in the Letter of Offer until the end of the incentive period.

5.	If required by EDB, the Company shall submit a copy of its annual audited accounts, together with the detailed profit and loss statement. The Company shall also disclose information reasonably requested by the Government.

6.	The Company shall inform EDB of any changes in the Company’s shareholders, principal activities and any inclusion of income sources which is not stated in its application and any subsequent revisions.

7.	If required by EDB, the Company shall submit a report comparing its projections in the application form with the actual realised figures. The template for this report and the timeline for submission will be provided by EDB.

8.	The terms and conditions of the incentive granted to the Company are to be kept confidential. Such information is not to be released to any external parties, the public or the press except with the prior written approval of EDB.

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9.	The Company shall permit EDB officers to inspect the premises where the project is carried out, the Company’s accounts on expenditures related to the project and the records on the progress of the project.

10.	The possession of a Pioneer Incentive - Manufacturing does not absolve the Company from compliance with the requirements of any law for the time being in force which may have application to its operation.

11.	The failure by EDB to insist upon strict performance of the provisions contained in this Letter of Offer shall not constitute a waiver of EDB’s rights herein, at law or in equity, or a waiver of any other provisions or subsequent default by the Company of any of the terms or conditions of this Letter of Offer.

12.	In the event the project is terminated or aborted, or if the Company ceases to exist as a distinct legal entity during its qualifying period,

(a)	the Company shall be obliged to inform EDB in writing immediately, and

(b)	such termination or abortion shall be deemed as a breach of condition under which the Pioneer Incentive - Manufacturing was approved, and

(c)	EDB has the right to revoke the Pioneer Incentive -Manufacturing from the Company from the start of any incentive tranche in which such a breach of condition occurs. Where the terms and conditions of any preceding incentive tranche(s) have been assessed by EDB to be met, there shall not be a clawback of the incentive benefits for the preceding incentive tranche(s), notwithstanding revocation of the Pioneer Incentive - Manufacturing in any subsequent incentive tranche.

13.	The Company shall carry out transactions with related parties, if any, at arm’s length.

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